EXHIBIT 99.1

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Investor contact: Ann Thornton 414-438-6887
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Brady Corporation Reports Fiscal 2021 Third Quarter Results and Increases its Fiscal 2021 EPS Guidance

•Pre-tax income more than doubled to $47.8 million in the third quarter of fiscal 2021 compared to $22.2 million in the same quarter of the prior year.
•Diluted EPS was $0.71 in the third quarter of fiscal 2021 compared to $0.26 in the same quarter of the prior year.
•Sales for the quarter increased 11.1 percent. Organic sales increased 6.5 percent and the impact of foreign currency translation increased sales by 4.6 percent.
•Net cash provided by operating activities was $56.0 million in the third quarter of fiscal 2021 compared to $42.8 million in the third quarter of the prior year.
•Diluted EPS guidance for the full year ending July 31, 2021 was increased to a range of $2.58 to $2.68 from the previous range of $2.48 to $2.58.

MILWAUKEE (May 20, 2021) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2021 third quarter ended April 30, 2021.

Quarter Ended April 30, 2021 Financial Results:
Income before income taxes and losses of unconsolidated affiliate increased 115.7 percent to $47.8 million for the quarter ended April 30, 2021, compared to $22.2 million in the same quarter last year. Income before income taxes for the prior year quarter ended April 30, 2020 was reduced by non-cash impairment charges of $13.8 million primarily related to the write down of certain of the tangible and intangible assets in the Company’s Workplace Safety segment.
Net income for the quarter ended April 30, 2021 increased 173.5 percent to $37.3 million compared to $13.6 million in the same quarter last year. Earnings per diluted Class A Nonvoting Common Share were $0.71 for the third quarter of fiscal 2021, compared to $0.26 in the same quarter last year. Diluted EPS for the prior year quarter ended April 30, 2020 was reduced by non-cash impairment charges of approximately $0.21 per share.
Sales for the quarter ended April 30, 2021 increased 11.1 percent, which consisted of an organic sales increase of 6.5 percent and an increase of 4.6 percent from foreign currency translation. Sales for the quarter ended April 30, 2021 were $295.5 million compared to $265.9 million in the same quarter last year. By segment, sales increased 12.9 percent in Identification Solutions and increased 6.4 percent in Workplace Safety, which consisted of an organic sales increase of 9.8 percent in Identification Solutions and an organic sales decline of 2.2 percent in Workplace Safety.

Nine-Month Period Ended April 30, 2021 Financial Results:
Income before income taxes and losses of unconsolidated affiliate increased 22.0 percent to $129.4 million for the nine-month period ended April 30, 2021, compared to $106.1 million for the nine-month period ended April 30, 2020. Income before income taxes for the prior year nine-month period ended April 30, 2020 was reduced by non-cash impairment charges of $13.8 million.
Net income for the nine-month period ended April 30, 2021 increased 20.0 percent to $101.6 million compared to $84.7 million for the same period last year. Earnings per diluted Class A Nonvoting Common Share were $1.94 for the nine-month period ended April 30, 2021, compared to $1.58 for the same period last year. Net income and earnings per diluted Class A Nonvoting Common Share for the prior year nine-month period ended April 30, 2020 were reduced by non-cash impairment charges of $13.8 million.
Sales for the nine-month period ended April 30, 2021 increased 1.1 percent, which consisted of an organic sales decline of 1.7 percent and an increase of 2.8 percent from foreign currency translation. Sales for the nine months ended April 30, 2021 were $838.6 million compared to $829.6 million in the same period last year. By segment, sales declined 0.5 percent in Identification Solutions and grew 5.6 percent in Workplace Safety, which consisted of an organic sales decline of 2.1 percent in Identification Solutions and an organic sales decline of 0.5 percent in Workplace Safety.

Commentary:
“Throughout the pandemic, we continued to invest in sales and marketing as well as research and development. These investments, coupled with improved market conditions, helped us to return to organic sales growth this quarter,” said Brady’s President and Chief Executive Officer, J. Michael Nauman. “Our outlook is positive. We expect accelerated organic sales growth in our fourth quarter and into the future. Last month, we launched an all-cash tender offer in Finland to acquire all of the outstanding shares of Nordic ID Oyj. The acquisition of Nordic ID allows Brady to diversify and expand our presence in RFID into attractive new markets with faster long-term organic growth rates as we strengthen our product portfolio and service offerings. Brady is in a strong financial position and we are using this strong financial position to set ourselves up for strong and sustainable growth as we move past this pandemic.”
“This quarter, we generated diluted EPS of $0.71, which is an all-time quarterly record for Brady,” said Brady’s Chief Financial Officer, Aaron Pearce. “Brady continues to generate strong cash flow and has a very strong balance sheet. As of April 30, 2021, we had $321.8 million of cash on hand and no outstanding debt. We generated $56.0 million of cash flow from operating activities this quarter, which was an increase of 30.9 percent compared to last year’s third quarter. Although the economy is still challenged in certain geographies, we do expect the general trend of improving economic conditions to continue over the next several quarters and we believe that Brady is well positioned to prosper in this environment through both organic sales growth and growth through acquisitions. Brady’s strong balance sheet and cash generation position us well for future financial success.”

Fiscal 2021 Guidance:
The Company is increasing its full year fiscal 2021 earnings per diluted Class A Nonvoting Common Share guidance from its previous range of $2.48 to $2.58 to a range of $2.58 to $2.68. This equates to diluted earnings per share in the range of $0.64 to $0.74 in the fourth quarter of the fiscal year ending July 31, 2021, which would represent an approximate increase of 20 percent to 40 percent over the fourth quarter of fiscal 2020. The Company also expects organic sales growth to be in the low-teen percentages in the fourth quarter of fiscal 2021 when compared to the fourth quarter of the prior year. This guidance is based on foreign currency exchange rates as of April 30, 2021 and assumes a continued economic recovery.

A webcast regarding Brady’s fiscal 2021 third quarter financial results will be available at www.bradycorp.com/investors beginning at 9:30 a.m. central time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2020, employed approximately 5,400 people in its worldwide businesses. Brady’s fiscal 2020 sales were approximately $1.08 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “continue” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: adverse impacts of the novel coronavirus (“COVID-19”) pandemic or other pandemics; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; raw material and other cost increases; difficulties in protecting our websites, networks, and systems against security breaches; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; litigation, including product liability claims; foreign currency fluctuations; potential write-offs of Brady’s goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health issues and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2020 and subsequent Form 10-Q filings.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share data)

	Three months ended April 30,		Nine months ended April 30,
	2021	2020	2021	2020
Net sales	$295,503	$265,943	$838,568	$829,555
Cost of goods sold	146,656	136,416	424,771	419,496
Gross margin	148,847	129,527	413,797	410,059
Operating expenses:
Research and development	11,305	9,814	31,384	31,298
Selling, general and administrative	90,817	83,223	256,088	260,136
Impairment charges	—	13,821	—	13,821
Total operating expenses	102,122	106,858	287,472	305,255

Operating income	46,725	22,669	126,325	104,804

Other income (expense):
Investment and other income	1,181	112	3,372	3,252
Interest expense	(131)	(628)	(288)	(1,976)

Income before income taxes and losses of unconsolidated affiliate	47,775	22,153	129,409	106,080

Income tax expense	10,229	8,520	27,017	21,396

Income before losses of unconsolidated affiliate	37,546	13,633	102,392	84,684
Equity in losses of unconsolidated affiliate	(255)	—	(760)	—

Net income	$37,291	$13,633	$101,632	$84,684

Net income per Class A Nonvoting Common Share:
Basic	$0.72	$0.26	$1.95	$1.60
Diluted	$0.71	$0.26	$1.94	$1.58
Dividends	$0.22	$0.22	$0.66	$0.65

Net income per Class B Voting Common Share:
Basic	$0.72	$0.26	$1.94	$1.58
Diluted	$0.71	$0.26	$1.93	$1.57
Dividends	$0.22	$0.22	$0.64	$0.64

Weighted average common shares outstanding:
Basic	52,050	52,607	52,030	53,023
Diluted	52,449	52,972	52,341	53,512

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	April 30, 2021	July 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$321,801	$217,643
Accounts receivable, net of allowance for credit losses of $7,551 and $7,157, respectively	163,381	146,181
Inventories	122,847	135,662
Prepaid expenses and other current assets	13,032	9,962
Total current assets	621,061	509,448
Property, plant and equipment—net	121,126	115,068
Goodwill	422,091	416,034
Other intangible assets	18,528	22,334
Deferred income taxes	8,334	8,845
Operating lease assets	37,622	41,899
Other assets	31,415	28,838
Total	$1,260,177	$1,142,466
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$72,234	$62,547
Accrued compensation and benefits	69,621	41,546
Taxes, other than income taxes	9,207	8,057
Accrued income taxes	2,711	8,652
Current operating lease liabilities	16,197	15,304
Other current liabilities	51,145	49,782
Total current liabilities	221,115	185,888
Long-term operating lease liabilities	25,841	31,982
Other liabilities	61,595	61,524
Total liabilities	308,551	279,394
Stockholders’ equity:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 shares, and outstanding 48,524,455 and 48,456,954 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	336,957	331,761
Retained earnings	771,797	704,456
Treasury stock—2,774,729 and 2,804,533 shares, respectively of Class A nonvoting common stock, at cost	(109,128)	(107,216)
Accumulated other comprehensive loss	(48,548)	(66,477)
Total stockholders’ equity	951,626	863,072
Total	$1,260,177	$1,142,466

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Nine months ended April 30,
	2021	2020
Operating activities:
Net income	$101,632	$84,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,240	17,731
Stock-based compensation expense	8,003	7,180
Deferred income taxes	(3,957)	(309)
Impairment charges	—	13,821
Equity in losses of unconsolidated affiliate	760	—
Other	(1,186)	1,698
Changes in operating assets and liabilities:
Accounts receivable	(13,247)	9,019
Inventories	15,210	(7,439)
Prepaid expenses and other assets	(2,584)	(5,653)
Accounts payable and accrued liabilities	39,244	(26,609)
Income taxes	(6,207)	1,790
Net cash provided by operating activities	154,908	95,913

Investing activities:
Purchases of property, plant and equipment	(21,411)	(21,616)
Other	2,567	(4,419)
Net cash used in investing activities	(18,844)	(26,035)

Financing activities:
Payment of dividends	(34,290)	(34,447)
Proceeds from exercise of stock options	1,612	5,212
Payments for employee taxes withheld from stock-based awards	(2,772)	(7,832)
Purchase of treasury stock	(3,593)	(64,113)
Other	(231)	133
Net cash used in financing activities	(39,274)	(101,047)

Effect of exchange rate changes on cash	7,368	(9,023)

Net increase (decrease) in cash and cash equivalents	104,158	(40,192)
Cash and cash equivalents, beginning of period	217,643	279,072

Cash and cash equivalents, end of period	$321,801	$238,880

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended April 30,		Nine months ended April 30,
	2021	2020	2021	2020
NET SALES
ID Solutions	$218,065	$193,169	$610,484	$613,518
Workplace Safety	77,438	72,774	228,084	216,037
Total	$295,503	$265,943	$838,568	$829,555

SALES INFORMATION
ID Solutions
Organic	9.8%	(8.2)%	(2.1)%	(3.2)%
Currency	3.1%	(1.5)%	1.6%	(1.1)%
Total	12.9%	(9.7)%	(0.5)%	(4.3)%
Workplace Safety
Organic	(2.2)%	0.2%	(0.5)%	(0.5)%
Currency	8.6%	(4.1)%	6.1%	(3.1)%
Total	6.4%	(3.9)%	5.6%	(3.6)%
Total Company
Organic	6.5%	(6.0)%	(1.7)%	(2.5)%
Currency	4.6%	(2.2)%	2.8%	(1.6)%
Total	11.1%	(8.2)%	1.1%	(4.1)%

SEGMENT PROFIT
ID Solutions	$47,539	$36,401	$126,818	$119,499
Workplace Safety	5,656	4,379	17,107	14,991
Total	$53,195	$40,780	$143,925	$134,490
SEGMENT PROFIT AS A PERCENT OF NET SALES
ID Solutions	21.8%	18.8%	20.8%	19.5%
Workplace Safety	7.3%	6.0%	7.5%	6.9%
Total	18.0%	15.3%	17.2%	16.2%

	Three months ended April 30,		Nine months ended April 30,
	2021	2020	2021	2020
Total segment profit	$53,195	$40,780	$143,925	$134,490
Unallocated amounts:
Administrative costs	(6,470)	(4,290)	(17,600)	(15,865)
Impairment charges	—	(13,821)	—	(13,821)
Investment and other income	1,181	112	3,372	3,252
Interest expense	(131)	(628)	(288)	(1,976)
Income before income taxes and losses of unconsolidated affiliate	$47,775	$22,153	$129,409	$106,080